SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 3, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On September 4, 2013, the Registrant issued a press release relating to the acquisition of Tampa Festival and Forrest Gallery Shopping Centers. The press release is attached hereto as Exhibit 99.1. The Registrant filed Current Reports on Form 8-K relating to such acquisitions on August 30, 2013.

On September 3, 2013, Wheeler Interests, LLC, an acquisition and asset management firm affiliated with the Registrant, engaged David Kelly as its Senior Vice President, Director of Acquisitions. Mr. Kelly currently serves as a director of the Registrant. Noting Wheeler Interests, LLC’s affiliation with the Registrant, as of September 3, 2013, Mr. Kelly shall no longer be considered an independent director of the Registrant. The Registrant’s Board of Directors now consists of four independent directors and three non-independent directors per Nasdaq continued listing standards. Wheeler Interests, LLC is wholly-owned by Jon S. Wheeler, the Registrant’s Chairman and Chief Executive Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

N/A

(b)	Pro forma financial information.

N/A

(c)	Shelf company transactions.

N/A

(d)	Exhibits.

99.1 Press release, dated September 4, 2013 related to the Registrant’s acquisition of Tampa Festival and Forrest Gallery Shopping Centers.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: September 6, 2013